UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
Amendment No. 2
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CHARTERED SEMICONDUCTOR MANUFACTURING LTD.

(Exact name of registrant as specified in its charter)

Republic of Singapore (State of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

60 Woodlands Industrial Park D, Street 2, Singapore (Address of principal executive office)	738406 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered American Depositary Shares, each representing ten ordinary shares	Name of each exchange on which each class is to be registered Nasdaq Stock Market, Inc.

Ordinary shares	Nasdaq Stock Market, Inc.*

*	Application has been made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to the requirements of the Securities and Exchange Commission.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: ___________ (if applicable).
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE
EXHIBIT INDEX

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Explanatory Note
     The sole purpose of this Amendment No. 2 to our Registration Statement on Form 8-A filed with the Securities and Exchange Commission, or the Commission, on October 26, 1999, as amended by Amendment No. 1 thereto filed with the Commission on March 1, 2006 (“Prior Form 8-A”), is to amend and replace Exhibit 4.2 to our Prior Form 8-A in its entirety with Exhibits 4.2, 4.3 and 4.4 hereto to reflect changes to the specimen certificates for our ordinary shares arising from changes to our ordinary shares effected by the Singapore Companies (Amendment) Act 2005.

Item 2.	Exhibits.

Exhibit No.

	4.2	Specimen certificate for our ordinary shares issued prior to January 30, 2006. (Filed as exhibit 4.2 to our Amended Registration Statement on Form F-1/A, as filed with the Commission on October 25, 1999, which exhibit is incorporated herein by reference.)

	4.3	Specimen certificate for our ordinary shares in respect of new issuances of shares issued on and after January 30, 2006. (Filed as exhibit 2.2 to our Annual Report on Form 20-F (File No. 000-27811), as filed with the Commission on March 15, 2007, which exhibit is incorporated herein by reference.)

	4.4	Specimen certificate for our ordinary shares transferred on or after January 30, 2006 in respect of shares issued before January 30, 2006. (Filed as exhibit 2.3 to our Annual Report on Form 20-F (File No. 000-27811), as filed with the Commission on March 15, 2007, which exhibit is incorporated herein by reference.)

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: March 16, 2007

CHARTERED SEMICONDUCTOR MANUFACTURING LTD.
By:	/s/ George Thomas
	Name:	George Thomas
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.
4.2	Specimen certificate for our ordinary shares issued prior to January 30, 2006. (Filed as exhibit 4.2 to our Amended Registration Statement on Form F-1/A, as filed with the Commission on October 25, 1999, which exhibit is incorporated herein by reference.)

4.3	Specimen certificate for our ordinary shares in respect of new issuances of shares issued on and after January 30, 2006. (Filed as exhibit 2.2 to our Annual Report on Form 20-F (File No. 000-27811), as filed with the Commission on March 15, 2007, which exhibit is incorporated herein by reference.)

4.4	Specimen certificate for our ordinary shares transferred on or after January 30, 2006 in respect of shares issued before January 30, 2006. (Filed as exhibit 2.3 to our Annual Report on Form 20-F (File No. 000-27811), as filed with the Commission on March 15, 2007, which exhibit is incorporated herein by reference.)